Exhibit 10.14
COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of March 13, 2008, by and between Alpha Innotech Corp., a Delaware corporation (the “Company”), and William Snider (the “Purchaser”).

IN CONSIDERATION of the mutual promises and covenants contained in this Agreement, the Company and the Purchaser agrees as follows:

SECTION 1.    Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 250,000 shares (each, a “Share” and collectively, the “Shares”) of Company common stock, par value $0.01 per share (“Common Stock”).

SECTION 2.    Agreement to Sell and Purchase the Shares.  At the closing of the sale and purchase of the Shares (the “Closing”), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares at the purchase price of $0.85 per Share for the aggregate purchase price of $212,500.

SECTION 3.    Delivery of the Shares at the Closing.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”).  On the Purchase Date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor by Purchaser by a combination of (a) check made payable to the Company in the amount of $142,500 and (b) cancellation of indebtedness of the Company to Purchaser in the amount of $70,000.

SECTION 4.    Limitations on Transfer. The Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the applicable securities laws.

SECTION 5.    Representations, Warranties and Covenants of Purchaser.

(a)           The Purchaser represents and warrants to, and covenants with, the Company as follows:   (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the upon its own diligence; (v) the Purchaser has been furnished all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Shares which have been requested by the Purchaser, and the Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries; and (vi) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(b)           The Purchaser acknowledges and agrees that the Company and its advisors have not provided any advice to the Purchaser regarding the federal, state, local or foreign tax implications of the acquisition, ownership or disposition of the Shares and that it has been advised to consult its own tax advisor with respect to such implications.

(c)           The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.  The Purchaser further acknowledges and understands that the Purchaser is under no obligation to register the Shares.

(d)           The Purchaser acknowledges and understands that he will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.  The Purchaser agrees that he will not dispose of the Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Shares and he has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares under applicable state law.

SECTION 6.    Restrictive Legends and Stop-Transfer Orders.

6.1           Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

6.2           Stop-Transfer Notices.  The Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

6.3           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Purchaser or other transferee to whom such Shares shall have been so transferred.

SECTION 7.    Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 8.    Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 9.    Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 10.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal law of the United States of America.

SECTION 11.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

ALPHA INNOTECH CORP.

By_______________________________
    Name:
    Title:

PURCHASER:

_____________________________
    William Snider